UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 19, 2010

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 19, 2010, GlobalSCAPE, Inc (“GlobalSCAPE” or the “Company”) issued a press release announcing financial results for the Company’s fourth quarter and fiscal year ended December 31, 2009. A copy of the press release is furnished with this report as Exhibit 99.1. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On March 16, 2010, the Compensation Committee (the “Committee”) of the board of directors of GlobalSCAPE approved the cash incentive compensation program for James R. Morris, the Company’s President and Chief Executive Officer, and Craig Robinson, the Company’s Vice President and Chief Operating Officer. Under their employment agreements, Messers. Morris and Robinson are entitled to receive bonuses of 40% and 50%, respectively, of their annual base salaries upon the achievement of certain performance targets. The amount of the bonus will be determined by the Committee in its subjective judgment based upon the Committee’s subjective assessment of the performance of each of Messers. Morris and Robinson. The Committee indicated that it would assess the Company’s performance based upon a number of factors including the Company’s revenue for 2010, introduction of acquisition candidates, introduction of new products and Company morale. The Committee did not establish any specific quantitative targets which the Company must achieve in order for Messers Morris and Robinson to be paid their bonuses. The Committee also has the discretion to increase the bonus payments above the contractual amounts up to a maximum of an additional $100, 000 for each of Messers. Morris and Robinson. If paid, these annual incentive awards will be paid in cash.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

99.1 Press Release dated March 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Mendy Marsh
Mendy Marsh, Vice President and Chief Financial Officer
Dated:	March 19, 2010

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated March 19, 2010 announcing GlobalSCAPE’s 2009 fourth quarter and yearend financial results.